Exhibit 10.24

DESCRIPTION OF CERTAIN COMPENSATORY ARRANGEMENTS

BETWEEN REGISTRANT AND EXECUTIVE OFFICERS

Leased Automobiles

Varian, Inc. (“the Company”) leases an automobile for the each of its executive officers, subject to certain lease “cap” limitations that vary by executive officer. The Company reimburses the executive officer for all fuel, maintenance and repairs costs for the leased automobile, and the Company insures the automobile under its insurance programs. The Company also reimburses the executive officer (by way of a “gross-up” payment) for taxes on income that is imputed to the executive officer for the personal use of the automobile.